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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 23, 1996, included or incorporated by reference in the Form 10-K of Mitchell Energy & Development Corp. for the year ended January 31, 1996, and to all references to our Firm included in or made a part of this registration statement.





                                                  /s/ ARTHUR ANDERSEN LLP

Houston, Texas
June 27, 1996